Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Second Quarter 2013 Results

Expands Repurchase Plan

SAN JOSE, Calif.—July 23, 2013—Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the second quarter 2013.

On March 5, 2013, Harmonic completed the sale of its Cable Access HFC business and, accordingly, the following pertains only to its continuing operations.

Net revenue for the second quarter of 2013 was $117.1 million, compared with $101.7 million for the first quarter of 2013 and $122.1 million for the second quarter of 2012.

Bookings in the second quarter of 2013 were $126.3 million, compared with $110.1 million for the first quarter of 2013 and $128.5 million for the second quarter of 2012.

Total backlog and deferred revenue was $132.5 million as of June 28, 2013, compared to $126.3 million as of March 29, 2013.

GAAP net loss for the second quarter of 2013 was $3.4 million, or ($0.03) per diluted share, compared with a GAAP net loss for the first quarter of 2013 of $9.5 million, or $(0.08) per diluted share, and a GAAP net loss of $3.9 million, or ($0.03) per diluted share, in the second quarter of 2012.

Non-GAAP net income for the second quarter of 2013 was $5.6 million, or $0.05 per diluted share, compared with a non-GAAP net loss of $2.7 million, or ($0.02) per diluted share, for the first quarter of 2013, and a non-GAAP net income of $6.5 million, or $0.06 per diluted share, for the second quarter of 2012. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

GAAP gross margin was 49% and GAAP operating margin was (4%) for the second quarter of 2013, compared with 45% and (15%), respectively, for the first quarter of 2013, and 45% and (3%), respectively, for the same period of 2012.

Non-GAAP gross margin was 54% and non-GAAP operating margin was 6% for the second quarter of 2013, compared with 51% and (3%), respectively, for the first quarter of 2013, and 50% and 7%, respectively, for the same period of 2012. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Total cash, cash equivalents and short-term investments were $161.7 million at the end of the second quarter 2013, down $66.6 million from $228.3 million in the prior quarter, primarily due to the repurchase of the Company’s common stock in the second quarter under its tender offer, which closed on May 24, 2013, and its share repurchase program. The Company generated approximately $24.8 million of cash from operations in the second quarter, and used approximately $85.6 million, excluding related costs, for its repurchase of approximately 12.0 million shares in the tender offer and approximately 1.8 million shares under its previously announced share repurchase program.

The Company also announced it will expand its existing share repurchase program by $85 million, providing for a total of approximately $100 million of share repurchases going forward. Since April 2012, Harmonic has authorized the repurchase of $220 million of its common stock, and has repurchased approximately $120 million of its common stock to date.

“Harmonic’s results in the second quarter reflected a return to the quarterly trajectory we expected coming into the year,” said Patrick Harshman, President and Chief Executive Officer. “Penetration into the broadcast and media market with our video processing technology drove the return to revenue growth and helped drive margins above our target for the quarter. We are also encouraged by customer feedback for our technology growth drivers: converged cable access platform, or CCAP, next-gen video compression and playout, Ultra HD, over-the-top and multiscreen. Specific to CCAP, we received our first order and made our first shipment of the NSG Pro during the quarter. Overall, our improved financial performance and expanded share repurchase commitment demonstrate our continuing focus on creating shareholder value.”

Business Outlook

For the third quarter of 2013, Harmonic anticipates:

•	Net revenue in the range of $115 million to $125 million

•	GAAP gross margins in the range of 45.0% to 46.0%

•	GAAP operating expenses in the range of $60.5 million to $61.5 million

•	Non-GAAP gross margins in the range of 50.0% to 51.0%

•	Non-GAAP operating expenses in the range of $54.5 million to $55.5 million

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Tuesday, July 23, 2013. A listen-only broadcast of the conference call can be accessed either from the Company’s website at www.harmonicinc.com or by calling +1.847.944.7317 or +1.866.297.6395 (passcode 35192172). A replay of the conference call will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 35192172).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. The Company’s production-ready innovation enables content and service providers to efficiently create, prepare, and deliver differentiated services for television and new media video platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the second quarter ended June 28, 2013; our expectations concerning quarterly growth during 2013; our continuing focus on creating shareholder value; customer feedback for our technology growth drivers; and net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the third quarter of 2013. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly in Europe, on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; dependence on market acceptance of several broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans; and the risk that our share repurchase program will not continue to result in material purchases of our common stock. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 29, 2013, and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margin, operating expenses, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this presentation. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are costs related to consulting fees associated with a potential proxy contest, restructuring and related charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

CONTACTS:

Carolyn V. Aver	Michael Bishop
Chief Financial Officer	Investor Relations
Harmonic Inc.	+1.408.542.2760
+1.408.542.2500

Harmonic Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 28, 2013	December 31, 2012
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$83,203	$96,670
Short-term investments	78,478	104,506
Accounts receivable, net	86,248	85,920
Inventories	44,381	64,270
Deferred income taxes	20,145	21,870
Prepaid expenses and other current assets	19,727	23,636

Total current assets	332,182	396,872

Property and equipment, net	37,436	38,122
Goodwill, intangibles and other assets	257,372	282,537

Total assets	$626,990	$717,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,850	$25,447
Income taxes payable	496	1,797
Deferred revenue	32,976	33,235
Accrued liabilities	38,931	42,415

Total current liabilities	95,253	102,894

Income taxes payable, long-term	50,546	49,309
Other non-current liabilities	11,675	11,915

Total liabilities	157,474	164,118

Stockholders’ equity:
Common stock	2,346,885	2,432,904
Accumulated deficit	(1,876,405)	(1,879,026)
Accumulated other comprehensive loss	(964)	(465)

Total stockholders’ equity	469,516	553,413

Total liabilities and stockholders’ equity	$626,990	$717,531

Harmonic Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
	(In thousands, except per share amounts)

Net revenue	$117,128	$122,060	$218,800	$238,499
Cost of revenue	59,236	66,979	114,743	132,956

Gross profit	57,892	55,081	104,057	105,543

Operating expenses:
Research and development	25,820	24,856	51,071	51,619
Selling, general and administrative	34,424	31,327	67,693	62,730
Amortization of intangibles	2,010	2,190	4,098	4,369
Restructuring and related charges	242	—	666	—

Total operating expenses	62,496	58,373	123,528	118,718

Loss from operations	(4,604)	(3,292)	(19,471)	(13,175)

Interest and other income (expense), net	(103)	(4)	(206)	518

Loss from continuing operations before income taxes	(4,707)	(3,296)	(19,677)	(12,657)

Provision for (benefit from) income taxes	(1,303)	579	(6,770)	(47)

Loss from continuing operations	(3,404)	(3,875)	(12,907)	(12,610)

Income (loss) from discontinued operations, net of tax (including gain on disposal of $14,819, net of tax, for the six months ended June 28, 2013)	(396)	3,892	15,528	5,099

Net income (loss)	$(3,800)	$17	$2,621	$(7,511)

Basic and diluted net income (loss) per share from:
Continuing operations	$(0.03)	$(0.03)	$(0.11)	$(0.11)

Discontinued operations	$0.00	$0.03	$0.14	$0.04

Net income (loss)	$(0.03)	$0.00	$0.02	$(0.06)

Shares used in per share calculation:
Basic and diluted	109,938	117,056	112,534	117,162

Harmonic Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended
	June 28, 2013	June 29, 2012
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$2,621	$(7,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangibles	13,805	14,777
Depreciation	8,140	7,519
Stock-based compensation	8,008	9,502
Gain on sale of discontinued operations, net of tax	(14,819)	—
Loss on impairment of fixed assets	149	—
Deferred income taxes	(9,307)	1,330
Provision for inventories	2,143	1,735
Allowance for doubtful accounts, returns and discounts	1,062	2,275
Excess tax benefits from stock-based compensation	—	(75)
Other non-cash adjustments, net	777	398
Changes in assets and liabilities:
Accounts receivable	(1,390)	4,867
Inventories	7,167	907
Prepaid expenses and other assets	3,541	(3,184)
Accounts payable	(2,929)	(684)
Deferred revenue	3,937	4,448
Income taxes payable	(877)	(2,560)
Accrued and other liabilities	(2,946)	(5,605)

Net cash provided by operating activities	19,082	28,139

Cash flows from investing activities:
Purchases of investments	(39,117)	(57,661)
Proceeds from sales and maturities of investments	64,344	42,593
Acquisition of property and equipment	(8,755)	(6,708)
Proceeds from sale of discontinued operations, net of selling costs	43,638	—

Net cash provided by (used in) investing activities	60,110	(21,776)

Cash flows from financing activities:
Payments for repurchase of common stock	(95,372)	(6,953)
Proceeds from issuance of common stock, net	2,818	2,016
Excess tax benefits from stock-based compensation	—	75

Net cash used in financing activities	(92,554)	(4,862)

Effect of exchange rate changes on cash and cash equivalents	(105)	(38)

Net (decrease) increase in cash and cash equivalents	(13,467)	1,463
Cash and cash equivalents at beginning of period	96,670	90,983

Cash and cash equivalents at end of period	$83,203	$92,446

Harmonic Inc.

Revenue Information

(Unaudited)

	Three months ended				Six months ended
	June 28, 2013		June 29, 2012		June 28, 2013		June 29, 2012
	(In thousands, except percentages)
Product
Video Processing	$62,409	53%	$59,300	49%	$105,315	48%	$111,981	47%
Production and Playout	21,337	19%	20,663	17%	43,567	20%	41,541	17%
Cable Edge	13,031	11%	23,389	19%	30,370	14%	49,328	21%
Services and Support	20,351	17%	18,708	15%	39,548	18%	35,649	15%

Total	$117,128	100%	$122,060	100%	$218,800	100%	$238,499	100%

Geography
United States	$55,620	47%	$56,583	46%	$97,970	45%	$112,801	47%
International	61,508	53%	65,477	54%	120,830	55%	125,698	53%

Total	$117,128	100%	$122,060	100%	$218,800	100%	$238,499	100%

Market
Cable	$42,291	36%	$53,659	44%	$81,482	37%	$104,131	44%
Satellite and Telco	28,241	24%	27,870	23%	51,563	24%	53,729	22%
Broadcast and Media	46,596	40%	40,531	33%	85,755	39%	80,639	34%

Total	$117,128	100%	$122,060	100%	$218,800	100%	$238,499	100%

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(In thousands, except percentages and per share data)

	Three months ended
	June 28, 2013
	Gross Profit	Operating Expense	Operating Income (Loss)	Net Income (Loss)

GAAP from continuing operations	$57,892	$62,496	$(4,604)	$(3,404)
Stock-based compensation in cost of revenue	622	—	622	622
Stock-based compensation in research and development	—	(1,121)	1,121	1,121
Stock-based compensation in selling, general and administrative	—	(2,279)	2,279	2,279
Proxy contest consultant expenses in selling, general and administrative	—	(750)	750	750
Amortization of intangibles	4,762	(2,010)	6,772	6,772
Restructuring and related charges	65	(242)	307	307
Income tax effect of Non-GAAP adjustments	—	—	—	(2,803)

Non-GAAP from continuing operations	$63,341	$56,094	$7,247	$5,644

As a % of revenue	54.1%	47.9%	6.2%	4.8%

Diluted income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.03)

Diluted net income per share from continuing operations-Non-GAAP				$0.05

Shares used to compute diluted income (loss) per share from continuing operations:
GAAP				109,938

Non-GAAP				110,909

	Three months ended
	March 29, 2013
	Gross Profit	Operating Expense	Operating Income (Loss)	Net Income (Loss)

GAAP from continuing operations	$46,165	$61,032	$(14,867)	$(9,503)
Stock-based compensation in cost of revenue	611	—	611	611
Stock-based compensation in research and development	—	(1,203)	1,203	1,203
Stock-based compensation in selling, general and administrative	—	(2,085)	2,085	2,085
Amortization of intangibles	4,945	(2,088)	7,033	7,033
Restructuring and related charges	141	(424)	565	565
Income tax effect of Non-GAAP adjustments	—	—	—	(4,738)

Non-GAAP from continuing operations	$51,862	$55,232	$(3,370)	$(2,744)

As a % of revenue	51.0%	54.3%	-3.3%	-2.7%

Diluted income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.08)

Diluted net loss per share from continuing operations-Non-GAAP				$(0.02)

Shares used to compute diluted income (loss) per share from continuing operations:
GAAP				115,219

Non-GAAP				115,219

	Three months ended
	June 29, 2012
	Gross Profit	Operating Expense	Operating Income (Loss)	Net Income (Loss)

GAAP from continuing operations	$55,081	$58,373	$(3,292)	$(3,875)
Stock-based compensation in cost of revenue	764	—	764	764
Stock-based compensation in research and development	—	(1,650)	1,650	1,650
Stock-based compensation in selling, general and administrative	—	(2,169)	2,169	2,169
Amortization of intangibles	5,048	(2,190)	7,238	7,238
Income tax effect of Non-GAAP adjustments	—	—	—	(1,467)

Non-GAAP from continuing operations	$60,893	$52,364	$8,529	$6,479

As a % of revenue	49.9%	42.9%	7.0%	5.3%

Diluted income (loss) per share from continuing operations:
Diluted net loss per share from continuing operations-GAAP				$(0.03)

Diluted net income per share from continuing operations-Non-GAAP				$0.06

Shares used to compute diluted income (loss) per share from continuing operations:
GAAP				117,056

Non-GAAP				117,493